One Corporate Center
Rye, NY 10580-1422
GAMCO Investors, Inc
Fax (914) 921-5392
www.gabelli.com

For Immediate Release:	Contact:	Robert S. Zuccaro
Executive Vice President and Chief Financial Officer
(914) 921-5088

For further information please visit
www.gabelli.com

1st Quarter 2011 Fully Diluted Earnings Up 30% at $0.65 Per Share versus $0.50 Per Share
AUM’s Record Levels based on Solid Performance

Rye, New York, May 6, 2011 – GAMCO Investors, Inc. (GAMCO) (NYSE: GBL) today announced first quarter 2011 earnings of $0.65 per fully diluted share versus $0.50 per fully diluted share in the first quarter 2010.  Net income rose 28.5% to $17.6 million in the first quarter of 2011 as compared to $13.7 million in the first quarter of 2010.  Assets under Management (AUM) were a record $35.4 billion as of March 31, 2011, 26.5% higher than March 31, 2010 AUM of $28.0 billion and 8.8% above the December 31, 2010 AUM of $32.5 billion.

Revenues, driven by the strong growth in AUM, increased 28.2% to $76.9 million in the first quarter of 2011 from $60.0 million a year ago.  Operating income before management fee, but after $5.6 million in costs associated with a new fund, was $23.9 million, a 9.4% increase from $21.8 million in the prior year period.  Operating margin, excluding management fee, was 31.0% in the 2011 quarter versus 36.4% in the 2010 quarter.

The successful launch of our new closed-end fund, the Gabelli Natural Resources, Gold & Income Trust (NYSE: GNT), resulted in $5.6 million in one-time pre-tax expense, ($0.12 per fully diluted share), directly related to this offering.  Excluding the GNT charges, operating income before management fee was $29.5 million in the 2011 quarter compared with $21.8 million in the 2010 quarter, an increase of 35.3%.  Operating margin, excluding management fee and one-time charges directly related to the launch of GNT, improved to 38.3% in the 2011 quarter versus 36.4% in the prior year period.  We also note that the 2010 first quarter was net of $800,000 in additional expenses related to restricted stock awards (“RSAs”).

 The Company had gross adjusted cash and investments of approximately $625 million, $159.7 million of debt (face value of $185.4 million), noncontrolling interests of $32.5 million and mandatorily redeemable interests of $1.5 million at March 31, 2011.  Shareholders’ book value was $398.9 million or $14.74 per share at March 31, 2011.

During the first quarter 2011 we had positive net AUM cash flows of approximately $1.1 billion, including $539 million in open-end equity funds, $449 million in closed-end funds, $116 million in our institutional and private wealth management business and $23 million in our Investment Partnerships.  Included in our net flows from closed-end funds was $392 million raised through the initial public offering of GNT.

Assets under Management – Up 26.5% from March 31, 2010 and 8.8% above December 31, 2010

AUM were a record $35.4 billion as of March 31, 2011, 26.5% greater than March 31, 2010 AUM of $28.0 billion and 8.8% above the December 31, 2010 AUM of $32.5 billion.  Highlights are as follows:

-	Our open-end equity funds’ AUM were $12.3 billion on March 31, 2011, 34.9% higher than the $9.2 billion on March 31, 2010 and 9.7% above the $11.3 billion on December 31, 2010.

-
Our closed-end funds’ had AUM of $6.2 billion on March 31, 2011, climbing 29.5% from $4.8 billion on March 31, 2010 and increasing 12.8% from $5.5 billion on December 31, 2010, primarily the result of the successful launch of GNT.

-
Our institutional and private wealth management business ended the quarter with $14.7 billion, up 23.0% from $12.0 billion on March 31, 2010 and 7.9% higher than the December 31, 2010 level of $13.6 billion.

-	Our investment partnerships’ AUM were $547 million on March 31, 2011 versus $341 million on March 31, 2010 and $515 million on December 31, 2010.

-
AUM in The Gabelli U.S. Treasury Money Market Fund, our 100% U.S. Treasury money market fund, which is ranked #3 by Lipper based on total return among 69 U.S. Treasury Money Market Funds for the twelve month period ended March 31, 2011, were $1.6 billion at March 31, 2011 unchanged from the $1.6 billion at December 31, 2010 and down slightly from the $1.7 billion at March 31, 2010.

-
In addition to management fees, we earn incentive fees for certain institutional client assets, assets attributable to preferred issues for our closed-end funds, our GDL Fund (NYSE: GDL) and investment partnership assets.  As of March 31, 2011, assets with incentive based fees were $3.7 billion, 27.6% higher than the $2.9 billion on March 31, 2010 and unchanged from the $3.7 billion on December 31, 2010.  The majority of these assets have calendar year-end measurement periods; therefore, our incentive fees are primarily recognized in the fourth quarter when the uncertainty is removed at the end of the annual measurement period.

The Gabelli U.S. Treasury Money Market Fund (Fund) ranked #3 out of 69 funds for the one-year period ended March 31, 2011, #1 out of 61 funds for the five-year period and #2 out of 45 funds for the ten-year period.  The rankings are based on total return over the length of the period.  Past performance is not indicative of future results.  Investment returns and yield will fluctuate. Income will be subject to federal income tax. An investment in the Fund is not guaranteed nor insured by the Federal Deposit Insurance Corporation or any government agency. Although the Fund seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Fund.  During the respective periods, the Adviser has waived certain fees and reimbursed expenses.  Without such reimbursements or waivers, return and rankings would have been lower.

Investors should consider the investment objectives, risks, charges and expenses of the Fund carefully before investing. The prospectus, which contains more complete information about this and other matters, should be read carefully before investing.  You can obtain a prospectus by calling Gabelli & Company, Inc. at 1-800-GABELLI (1-800-422-3554), or by visiting http://www.gabelli.com.  Distributed by Gabelli & Company, Inc. One Corporate Center, Rye, NY 10580

Revenues

Investment advisory and incentive fees for the first quarter 2011 were $62.9 million, an increase of 27.5% from the $49.3 million reported in the 2010 first quarter:

-
Open-end fund revenues for the first quarter 2011 were $28.4 million versus $22.0 million in first quarter 2010, an increase of 29.1% largely due to higher average AUM resulting from both net inflows and market performance.

-
Our closed-end fund revenues rose 34.5% to $11.7 million in the first quarter 2011 from $8.7 million in first quarter 2010.  The increase was related to higher average AUM as well as revenues from our newly launched fund.

-
Institutional and private wealth management account revenues, which are generally based upon beginning of quarter AUM, increased 22.3% to $21.9 million in first quarter 2011 from $17.9 million in first quarter 2010.  The increase was primarily related to higher AUM resulting from net inflows and market appreciation.

-	Investment partnership revenues for first quarter 2011 were $0.9 million, an increase of 12.5% from $0.8 million in first quarter 2010. The primary reason for the increase was an increase in AUM.

Our institutional research services generated revenues of $3.6 million in the first quarter 2011, increasing 6.6% from $3.4 million in the first quarter 2010.

Revenues from the distribution of our open-end funds were $10.3 million for the first quarter 2011, an increase of $3.1 million or 43.0% from the prior year quarter of $7.2 million.  This increase was driven by higher average AUM in open-end equity funds.

Operating Income and Margin

Operating income, which is net of management fee expense, was $20.8 million in the 2011 quarter, after the $5.6 million in one-time charges associated with the launch of GNT, versus $19.4 million in the prior year period.  Operating margin was 27.0% in the 2011 quarter versus 32.3% in the prior year period. Operating income before management fee, which management believes is a better measure in analyzing operating results, was $23.8 million in the first quarter 2011, versus $21.8 million in the first quarter of 2010.  For the first quarter 2011, the operating margin before management fee was 31.0% versus 36.4% in the first quarter of 2010. Excluding the one-time GNT charges, operating income before management fee was $29.5 million, up 35.3% from the prior year quarter, and operating margin before management fee was 38.3%.  Further information regarding Non-GAAP measures is included in Notes on Non-GAAP Financial Measures and Table V included elsewhere herein.

Other Income

Other income was $7.8 million in the first quarter 2011 versus $2.8 million in the prior year’s first quarter.  Investment income was $4.6 million higher while interest expense decreased $0.4 million.

Income Taxes

The effective tax rate for the first quarter 2011 was 36.0% compared to the 2010 first quarter’s effective rate of 37.5%.

Business Highlights

-
Institutional Investor selected Mario Gabelli as Money Manager of the Year for its second annual U.S. Investment Management Awards.  Selection for the award is based on performance as well as a survey of U.S. institutions.  In 2010, GAMCO returned 28.6%, net of fees, for institutional clients.

-
The Gabelli Asset Fund, a diversified open-end fund co-managed by Mario Gabelli, Kevin Dreyer and Chris Marangi, celebrated its 25th anniversary on March 3, 2011.  This fund uses our well known “Private Market Value (PMV) with a CatalystTM Investment Approach”, a disciplined, research-driven approach.  An initial investment of $10,000 on March 3, 1986 would have grown to $181,984 on March 3, 2011.  Through March 31, 2011 the 1, 5 and 10 year total return for The Gabelli Asset Fund Class AAA shares was 22.86%, 6.48% and 7.47%, respectively.  The current expense ratio for The Gabelli Asset Fund is 1.38% for the Class AAA shares.

-
In December 2010, we started marketing GNT, a fund using a call writing strategy on a portfolio composed primarily of equity securities of commodity related companies.  The offering raised $392 million and closed on January 26, 2011.  In connection with this offering we recorded approximately $5.6 million in one-time pre-tax charges in the first quarter of 2011.

-	During the first quarter of 2011, Gabelli & Company, Inc. hosted several conferences, including our 21st annual Pump, Valve & Motor Symposium and our 3rd annual Movie Industry Conference.

-
We formed a new broker dealer, G.distributors, LLC, to distribute the Gabelli/GAMCO family of mutual funds.  As we continue to focus on expanding our distribution through wholesaler, retail sales and no-transaction fee (“NTF”) programs we are unifying related areas of our mutual fund business.

Past performance is no guarantee of future results.  The average annual returns and total returns shown above are historical and reflect changes in share price, reinvested dividends and capital gains and are net of expenses.  Investment returns and the principal value of an investment will fluctuate.  When shares are redeemed, they may be worth more or less than their original cost.  Stocks are subject to market, economic and business risks that cause their prices to fluctuate.  Call 1-800-GABELLI for performance as of the most recent month-end.  Investors should consider the investment objectives, risks, sales charges and expense of the fund carefully before investing. The prospectus contains more complete information about this and other matters. The prospectus should be read carefully before investing.  Distributed by Gabelli & Company, Inc.  The performance results are for the Class AAA shares, other share classes have different performance characteristics.

Financial Highlights

Statement of Financial Condition – Liquidity and Flexibility

We ended the quarter with approximately $625 million in gross adjusted cash and investments versus $584 million at December 31, 2010 and $671 million at March 31, 2010.  This included approximately $92.5 million invested in The Gabelli Dividend & Income Trust, The GDL Fund and Westwood Holdings Group, as well as other investments of $13.1 million, all classified as available for sale securities at March 31, 2011.

We had adjusted cash and investments in securities, net of debt, noncontrolling interests and mandatorily redeemable shares, of $15.92 per share on March 31, 2011 compared with $14.53 per share on December 31, 2010 and $16.95 per share on March 31, 2010.  We caution that this non-GAAP metric, while correct from an accounting point of view, is not always the same as investors would view cash-on-hand.

Our liquid balance sheet provides access to financial markets and the flexibility to opportunistically add operating resources, repurchase stock and consider strategic initiatives, including acquisitions and lift-outs.  We have a BBB rating from Standard & Poor’s, which was affirmed in December 2010, and a Baa3 rating from Moody’s.

The Company’s shelf registration provides GAMCO with the flexibility of issuing any combination of senior and subordinate debt securities, convertible debt securities and common and preferred securities up to a total amount of $400 million.

Shareholders’ book value was $398.9 million or $14.74 per share on March 31, 2011 compared to $386.0 million or $14.27 per share on December 31, 2010 and $447.7 or $16.32 per share on March 31, 2010.

Shareholder Compensation

Dividends

On February 8, 2011, our Board of Directors declared a quarterly dividend of $0.03 per share payable on March 29, 2011 to its Class A and Class B shareholders of record on March 15, 2011.

GAMCO announced on May 6, 2011 that its Board of Directors approved a quarterly dividend of $0.04 per share payable on June 28, 2011 to its Class A and Class B shareholders of record on June 14, 2011.

Share Repurchase and Stockholders’ Equity

From January 1, 2011 to May 6, 2011, the Company repurchased 175,016 of the Company’s shares at an average investment of $44.00 per share.

Since our IPO of six million shares at a price of $17.50 per share in 1999, we have returned $600 million to our shareholders.  We have repurchased 7.1 million shares at an average price of $40.42 per share for an investment of $286 million and paid cumulative dividends of $314.1 million or $12.30 per share.

Fully diluted shares outstanding for the first quarter of 2011 were 27.0 million, 4.1% lower than the first quarter 2010’s level of 28.1 million.  Diluted share outstanding were lower in the first quarter 2011 due to the redemption of convertible notes subsequent to the end of the first quarter of 2010, a decrease in RSAs outstanding and shares purchased under our Stock Repurchase Program.

During the first quarter of 2011, the compensation committee of the Board approved the grant of 197,200 RSAs to staff members.  At March 31, 2011, the Company had 293,800 RSAs outstanding.

NOTES ON NON-GAAP FINANCIAL MEASURES

A.
(in millions, except per share data)	3/31/2011	12/31/2010	3/31/2010
Cash and cash equivalents	$164.7	$169.6	$411.4
Investments (trading)	319.0	266.7	139.8
Total cash and investments (trading)	483.7	436.3	551.2
Net amounts receivable from/(payable to) brokers	35.3	45.1	21.0
Adjusted cash and investments (trading)	519.0	481.4	572.2
Investments (available for sale)	105.6	102.3	98.8
Gross adjusted cash and investments	624.6	583.7	671.0
Less: Debt, noncontrolling interests and mandatorily redeemable shares	193.7	190.6	206.0
Total adjusted cash and investments	$430.9	$393.1	$465.0
Shares outstanding	27.1	27.1	27.4
Total adjusted cash and investments per share	$15.92	$14.53	$16.95

We believe adjusted cash and investments is a useful measure of the company’s liquidity for analytical purposes.

Net amounts receivable from/(payable to) brokers reflect cash and cash equivalents held with brokers and cash payable for securities purchased and recorded on a trade date basis for which settlement occurs subsequent to period-end.

B.
Operating income before management fee expense is used by management for purposes of evaluating its business operations.  We believe this measure is useful in illustrating the operating results of GAMCO Investors, Inc. (the “Company”) as management fee expense is based on pre-tax income before management fee expense, which includes non-operating items including investment gains and losses from the Company’s proprietary investment portfolio and interest expense.  The reconciliation of operating income before management fee expense to operating income is provided in Table V.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

Our disclosure and analysis in this press release contain some forward-looking statements.  Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements because they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning. They also appear in any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance of our products, expenses, the outcome of any legal proceedings, and financial results.  Although we believe that we are basing our expectations and beliefs on reasonable assumptions within the bounds of what we currently know about our business and operations, there can be no assurance that our actual results will not differ materially from what we expect or believe.  Some of the factors that could cause our actual results to differ from our expectations or beliefs include, without limitation: the adverse effect from a decline in the securities markets; a decline in the performance of our products; a general downturn in the economy; changes in government policy or regulation; changes in our ability to attract or retain key employees; and unforeseen costs and other effects related to legal proceedings or investigations of governmental and self-regulatory organizations.  We also direct your attention to any more specific discussions of risk contained in our Form 10-K and other public filings.  We are providing these statements as permitted by the Private Litigation Reform Act of 1995.  We do not undertake to update publicly any forward-looking statements if we subsequently learn that we are unlikely to achieve our expectations or if we receive any additional information relating to the subject matters of our forward-looking statements.

The Company reported Assets Under Management as follows (in millions):

Table I: Fund Flows - 1st Quarter 2011
					Closed-end Fund
		Market			distributions,
	December 31,	appreciation/	Net cash		net of	March 31,
	2010	(depreciation)	flows		reinvestments	2011
Equities:
Open-end Funds	$11,252	$557	$539		$-	$12,348
Closed-end Funds	5,471	334	449	(a)	(84)	6,170
Institutional & PWM - direct	11,005	765	10		-	11,780
Institutional & PWM - sub-advisory	2,637	194	106		-	2,937
Investment Partnerships	515	9	23		-	547
Total Equities	30,880	1,859	1,127		(84)	33,782
Fixed Income:
Money-Market Fund	1,616	-	(33)		-	1,583
Institutional & PWM	26	-	-		-	26
Total Fixed Income	1,642	-	(33)		-	1,609
Total Assets Under Management	$32,522	$1,859	$1,094		$(84)	$35,391
(a) Includes $392 million from the launch of a new closed-end fund.

Table II: Assets Under Management
	March 31,	March 31,	%
	2010	2011	Inc.(Dec.)
Equities:
Open-end Funds	$9,153	$12,348	34.9%
Closed-end Funds	4,766	6,170	29.5
Institutional & PWM - direct	9,904	11,780	18.9
Institutional & PWM - sub-advisory	2,059	2,937	42.6
Investment Partnerships	341	547	60.4
Total Equities	26,223	33,782	28.8
Fixed Income:
Money-Market Fund	1,727	1,583	(8.3)
Institutional & PWM	26	26	-
Total Fixed Income	1,753	1,609	(8.2)
Total Assets Under Management	$27,976	$35,391	26.5%

Table III: Assets Under Management by Quarter
						% Increase/
						(decrease) from
	3/10	6/10	9/10	12/10	3/11	3/10	12/10
Equities:
Open-end Funds	$9,153	$8,684	$9,962	$11,252	$12,348	34.9%	9.7%
Closed-end Funds	4,766	4,470	5,033	5,471	6,170	29.5	12.8
Institutional & PWM - direct	9,904	8,988	10,172	11,005	11,780	18.9	7.0
Institutional & PWM - sub-advisory	2,059	1,935	2,218	2,637	2,937	42.6	11.4
Investment Partnerships	341	406	466	515	547	60.4	6.2
Total Equities	26,223	24,483	27,851	30,880	33,782	28.8	9.4
Fixed Income:
Money-Market Fund	1,727	1,579	1,644	1,616	1,583	(8.3)	(2.0)
Institutional & PWM	26	26	26	26	26	-	-
Total Fixed Income	1,753	1,605	1,670	1,642	1,609	(8.2)	(2.0)
Total Assets Under Management	$27,976	$26,088	$29,521	$32,522	$35,391	26.5%	8.8%

Table IV

GAMCO INVESTORS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	For the Three Months Ended March 31,
				% Inc.
	2011		2010	(Dec.)

Investment advisory and incentive fees	$62,911		$49,342	27.5%
Institutional research services	3,649		3,424	6.6
Distribution fees and other income	10,345		7,232	43.0
Total revenues	76,905		59,998	28.2

Compensation costs	33,417		26,213	27.5
Distribution costs	13,429		7,031	91.0
Other operating expenses	6,186		4,936	25.3
Total expenses	53,032	(a)	38,180	38.9

Operating income before management fee	23,873		21,818	9.4

Investment income	10,676		6,047	76.6
Interest expense	(2,867)		(3,292)	(12.9)
Other income, net	7,809		2,755	183.4

Income before management fee and income taxes	31,682		24,573	28.9
Management fee expense	3,113		2,448	27.2
Income before income taxes	28,569		22,125	29.1
Income taxes expense	10,288		8,294	24.0
Net income	18,281		13,831	32.2
Net income attributable to the noncontrolling interests	638		105	507.6
Net income attributable to GAMCO Investors, Inc.	$17,643		$13,726	28.5

Net income attributable to GAMCO Investors, Inc. per share:
Basic	$0.66		$0.50	32.0

Diluted	$0.65		$0.50	30.0

Weighted average shares outstanding:
Basic	26,901	(b)	27,184	(1.0)

Diluted	27,008		28,148	(4.1%)
Notes:
(a) Includes $0.4 million in compensation, $4.7 million in distribution costs and $0.5 million in other operating expenses directly related to the launch of a new closed-end fund.
(b) Shares outstanding at March 31, 2011 were 27,062,473, including 293,800 RSAs.
See GAAP to non-GAAP reconciliation on page 10.

Table V
GAMCO INVESTORS, INC.
UNAUDITED QUARTERLY CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	2011		2010
	1st		1st	2nd	3rd	4th
	Quarter		Quarter	Quarter	Quarter	Quarter	Full-Year
Income Statement Data:

Revenues	$76,905		$59,998	$62,499	$62,443	$95,440	$280,380

Expenses	53,032	(a)	38,180	38,539	39,394	61,225	177,338

Operating income before
management fee	23,873		21,818	23,960	23,049	34,215	103,042

Investment income/(loss)	10,676		6,047	(6,708)	15,928	15,029	30,296
Interest expense	(2,867)		(3,292)	(3,406)	(3,295)	(1,991)	(11,984)
Other income/(expense), net	7,809		2,755	(10,114)	12,633	13,038	18,312

Income before management
fee and income taxes	31,682		24,573	13,846	35,682	47,253	121,354
Management fee expense	3,113		2,448	1,380	3,540	4,645	12,013
Income before income taxes	28,569		22,125	12,466	32,142	42,608	109,341
Income tax expense	10,288		8,294	4,401	11,686	14,945	39,326
Net income	18,281		13,831	8,065	20,456	27,663	70,015
Net income/(loss) attributable
to the noncontrolling interests	638		105	16	350	752	1,223
Net income attributable to
GAMCO Investors, Inc.	$17,643		$13,726	$8,049	$20,106	$26,911	$68,792

Net income attributable to
GAMCO Investors, Inc.
per share:
Basic	$0.66		$0.50	$0.30	$0.75	$1.00	$2.55

Diluted	$0.65		$0.50	$0.30	$0.73	$0.99	$2.52

Weighted average shares outstanding:
Basic	26,901		27,184	26,979	26,828	26,851	26,959

Diluted	27,008		28,148	27,219	28,364	27,260	28,348
Reconciliation of non-GAAP
financial measures to GAAP:
Operating income before
management fee	$23,873		$21,818	$23,960	$23,049	$34,215	$103,042
Deduct: management fee expense	3,113		2,448	1,380	3,540	4,645	12,013
Operating income	$20,760		$19,370	$22,580	$19,509	$29,570	$91,029

Operating margin before
management fee	31.0%		36.4%	38.3%	36.9%	35.8%	36.8%
Operating margin after
management fee	27.0%		32.3%	36.1%	31.2%	31.0%	32.5%
(a) Includes $5.6 million in expenses directly related to the launch of a new closed-end fund.

Table VI
GAMCO INVESTORS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands, except per share data)

	March 31,	December 31,	March 31,
	2011	2010	2010

ASSETS

Cash and cash equivalents (a)	$164,671	$169,601	$411,365
Investments	440,200	388,357	247,745
Receivable from brokers	43,308	46,621	25,368
Other receivables	32,535	51,744	24,709
Other assets	16,789	16,413	15,438

Total assets	$697,503	$672,736	$724,625

LIABILITIES AND EQUITY

Payable to brokers	$7,998	$1,554	$4,394
Income taxes payable	25,035	23,225	7,548
Compensation payable	22,883	23,771	21,335
Securities sold short, not yet purchased	15,550	19,299	9,063
Accrued expenses and other liabilities	34,968	29,715	30,208
Sub-total	106,434	97,564	72,548

5.5% Senior notes (due May 15, 2013)	99,000	99,000	99,000
Zero coupon subordinated debentures (due December 31, 2015) (b)	60,697	59,580	-
6% Convertible note (due August 14, 2011; repaid September 30, 2010)	-	-	39,873
6.5% Convertible note (due October 2, 2018; repaid October 13, 2010)	-	-	60,000
Total debt	159,697	158,580	198,873
Total liabilities	266,131	256,144	271,421

Redeemable noncontrolling interests	28,884	26,984	1,464

GAMCO Investors, Inc.'s stockholders' equity	398,850	386,029	447,661
Noncontrolling interests	3,638	3,579	4,079
Total equity	402,488	389,608	451,740

Total liabilities and equity	$697,503	$672,736	$724,625

(a) At March 31, 2010, $62.3 million, was held in escrow for the Cascade Note and classified as cash and cash equivalents.
(b) The zero coupon subordinated debentures due December 31, 2015 have a face value of $86.4 million.

GABELLI/GAMCO FUNDS		Gabelli Funds Lipper Rankings as of March 31, 2011
		1 Yr - 3/31/10-3/31/11		3 Yrs - 3/31/08-3/31/11		5 Yrs - 3/31/06-3/31/11		10 Yrs - 3/31/01-3/31/11
		Percentile	Rank /	Percentile	Rank /	Percentile	Rank /	Percentile	Rank /
Fund Name	Lipper Category	Rank	Total Funds	Rank	Total Funds	Rank	Total Funds	Rank	Total Funds
Gabelli Asset; AAA	Multi-Cap Core Funds	7	50/814	16	109/704	5	28/584	11	29/277
Gabelli Value Fund; A	Multi-Cap Growth Funds	11	50/455	24	90/385	25	78/320	17	36/221
Gabelli SRI; AAA	Mid-Cap Growth Funds	20	80/415	2	5/376	-	-	-	-
Gabelli Eq:Eq Inc; AAA	Equity Income Funds	32	87/272	22	52/242	23	43/193	11	11/100
GAMCO Growth; AAA	Large-Cap Growth Funds	77	626/818	80	576/724	72	450/627	87	333/385
Gabelli Eq:SC Gro; AAA	Small-Cap Core Funds	42	329/798	28	198/714	9	50/560	17	54/328
Gabelli Eq:Wd SCV; AAA	Small-Cap Core Funds	34	268/798	31	219/714	31	170/560	-	-
GAMCO Gl:Oppty; AAA	Global Large-Cap Growth	11	10/96	10	7/75	23	13/58	8	3/40
GAMCO Gl:Growth; AAA	Global Large-Cap Growth	30	29/96	28	21/75	19	11/58	57	23/40
GAMCO Gold; AAA	Precious Metal Funds	81	72/88	74	52/70	57	30/52	39	13/33
GAMCO Intl Gro; AAA	International Large-Cap Growth	26	61/242	30	58/197	42	65/155	49	46/94
Gabelli Bl Chp Val; AAA	Large-Cap Core Funds	43	461/1,078	20	179/936	37	295/800	75	367/492
Gabelli Inv:ABC; AAA	Specialty Diversified Equity Funds	69	31/44	48	17/35	28	7/24	10	1/9
GAMCO Mathers; AAA	Specialty Diversified Equity Funds	80	36/44	78	28/35	68	17/24	50	5/9
Comstock Cap Val; A	Specialty Diversified Equity Funds	92	41/44	92	33/35	88	22/24	70	7/9
GAMCO Gl:Telecom; AAA	Telecommunications Funds	77	33/42	59	21/35	18	5/28	18	4/22
GAMCO Gl:Vertumnus; AAA	Convertible Securities Funds	81	51/62	95	51/53	94	42/44	93	35/37
Gabelli Utilities; AAA	Utility Funds	35	28/80	4	3/75	15	10/66	25	12/48
787:Gabelli Merg&Acq; A	Mid-Cap Core Funds	99	372/376	83	265/321	73	188/260	88	131/149
Gabelli Capital Asset Fund	Distributed through Insurance Channel	4	14/314	8	23/294	7	15/225	15	21/139
% of funds in top half		60.0%		65.0%		68.4%		66.7%

Data presented reflects past performance, which is no guarantee of future results. Strong rankings are not indicative of positive fund performance. Absolute performance for some funds was negative for certain periods. Other share classes are available which may have different performance characteristics.

Lipper, a wholly-owned subsidiary of Reuters, provides independent insight on global collective investments including mutual funds, retirement funds, hedge funds, fund fees and expenses to the asset management and media communities. Lipper ranks the performance of mutual funds within a classification of funds that have similar investment objectives.
Rankings are historical with capital gains and dividends reinvested and do not include the effect of loads. If an expense waiver was in effect, it may have had a material effect on the total return or yield for the period.

Relative long-term investment performance remained strong with approximately 60%, 65%, 68% and 67% of firmwide mutual funds in the top half of their Lipper categories on a one-, three-, five-, and ten-year total-return basis, respectively, as of March 31, 2011.

Investors should consider carefully the investment objective, risks, charges and expenses of a fund before investing. The Prospectus which contains more information about this and other matters, should be read carefully before investing. You can obtain a prospectus by calling 1-800 GABELLI. Distributed by Gabelli & Company. Other share classes are available that have different performance characteristics.

The inception date for the Gabelli SRI Green Fund was June 1, 2007. The inception date for the Gabelli Woodland Small Cap Value Fund was December 31, 2002.